UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

LUSORA HEALTHCARE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-129393
(Commission File Number)

20-5854735
(IRS Employer Identification No.)

2802 Flintrock Trace, Suite 221, Austin, TX 78738
(Address of principal executive offices and Zip Code)

512-371-4171
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Lusora Healthcare Systems Inc. and our wholly owned subsidiaries, Lusora Inc. and Lusora Limited.

Item 1.01 Entry Into a Material Definitive Agreement

On November 30, 2006, we entered into an employment agreement with Julian Lee as a director and principle financial officer. The agreement is of an indeterminate duration. Mr, Lee will be paid $3000 per month for carrying out his duties as director and principle financial officer. He may also receive bonuses at the discretion of the Board of Directors.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2006, we entered into and completed a share exchange agreement with the shareholder of 6.2% of the issued and outstanding capital stock of Lusora Inc., a private Nevada corporation. In accordance with the closing of the share exchange agreement, we issued 1,875,000 of our common shares to the shareholder of Lusora Inc. in exchange for the acquisition, by our company, of 1,875,000 of the issued and outstanding common shares of Lusora Inc.

We now hold 100% of the issued and outstanding common stock of Lusora Inc. and have acquired control over all of the issued and outstanding common stock of Lusora Inc.’s subsidiary Lusora Limited, which is held by Lusora Inc. We also have acquired control over all of the intellectual property held by Lusora Inc. and its subsidiary. Lusora Inc. and its subsidiary, Lusora Limited, are now our subsidiaries.

We were incorporated in the State of Nevada on February 2, 2005 under the name Comtrix Inc. We are a wireless security company that intends to produce a monitoring and response platform for the monitoring of elderly people. We plan to initially target regional markets in the United States and Europe. We also plan to develop other wireless personal security and monitoring products. We are developing a monitoring and response platform targeted towards elderly people that we expect will consist of four elements: (i) Lusora Intelligent Sensory Architecture called LISA Tags; (ii) LISA Pendants; (iii) the LISA Web Based Platform; and (iv) the LISA Hub. Our monitoring and response platform is being designed to protect the independent lifestyles of elderly persons while enabling relatives and professional caregivers to stay in constant contact. We plan to distribute our products through retailers and through direct sales from our web site.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2006, we appointed Julian Lee as a director and principle financial officer and Scott Gurley as Director and Chief Operating Officer.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our new directors and executive officers, indicating their principal occupations during that period, and the names and principal businesses in which such occupations or employment were carried out.

Scott Gurley, Chief Operating Officer and Director

Mr. Scott Gurley has a more than 20 year track record of success as an executive and entrepreneur in the home security industry. Most recently Scott was the Executive Director of Tyco’s ADT Home Health Security business, where over a five year period he helped expand the business to over $1.2 million in monthly recurring revenues and

40,000 subscribers. Scott joined ADT through the acquisition of DDS-Protection Networks, which he founded in 1994, and grew to over 40,000 customers and $1 million a month in recurring revenues. Prior to DDS-Protection Networks, Scott founded Dallas-based Emergency Networks in 1984, which grew to over $116 million in annual revenues. Scott is also a Director of Phase IV Partners, Inc., which is a business not related or competitive to Lusora’s industry or current business.

Julian Lee, Chief Financial Officer and Director

Mr. Lee has 6 years experience in financing and building hi-tech and healthcare businesses. He previously worked for three years in the UK Audit Division of Deloitte & Touche LLP before leaving to join EFG Corporate Finance (formerly PBTC Corporate Finance), where he provided corporate finance and advisory services. Julian then worked for Elderstreet, a venture capital and corporate advisory firm that advises, raises money for, and invests in hi-tech and software businesses, and Fifth Avenue Capital, a New York and London based Venture Capital fund specializing in early stage companies. He recently co-founded Wound Solutions Ltd, which has recently completed an institutional fundraising in a $20 million transaction, and Creswell Medical Ltd, which is developing a chain of private, primary care medical centers. Mr. Lee has a Masters degree from Cambridge University and is a Chartered Accountant.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers

Certain Relationships and Related Transactions

On November 29 and 30, 2006, we entered into a share exchange agreements with shareholders of Lusora Inc., a private Nevada corporation. The transaction contemplated in the share exchange agreement was the acquisition of 100% of the issued and outstanding common stock of Lusora Inc., which occurred on November 29 and 30, 2006. In accordance with the closing of the share exchange agreement, we issued 30,075,000 of our common shares to the former shareholders of Lusora Inc. in exchange for the acquisition, by our company, of 30,075,000 of the 30,075,000 issued and outstanding common shares of Lusora Inc. on the basis of one common share of our company for every one common share of Lusora Inc.. At that time, Dan Bauer was our President and a director, Scott Gurley was a proposed director, and Julian Lee was a proposed director and, in total, they exchanged 19,875,000 shares of Lusora Inc. for our shares. The remaining shareholder is a private company that is wholly owned and controlled by,Julie Christ-Gurley, the wife of Scott Gurley, our Chief Operating Officer and a director.

Exhibits

10.1(1)	Lease Agreement

10.2(1)	Form of Subscription Agreement

10.3(1)	Employment Agreement with Scott Gurley

10.4(1)	Employment Agreement with Derek Barber

10.5(1)	Share Exchange Agreement

10.6*	Employment Agreement with Julian Lee

10.7*	Share Exchange Agreement

(1) Previously submitted with our Form 8-K filed on November 29, 2006.

*File hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSORA HEALTHCARE SYSTEMS INC.

Date: November 30, 2006	By:	/s/ Dan Bauer
Dan Bauer
Director

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